Exhibit 16

Andersen

Arthur Andersen LLP
Suite 4300
Bank One Center/Tower
111 Monument Circle
Indianapolis, IN 46204-5192

Tel 317 634 3210
Fax 317 632 3973

April 2, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the relevant paragraphs of Item 4 included in the Form 8-K dated April 3, 2002 of Cummins Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc: Mr. Tom Linebarger
    Vice President and Chief Financial Officer
    Cummins Inc.